UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2015

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The management of Financial Institutions, Inc. (the "Company") will participate in the Keefe, Bruyette & Woods 2015 Community Bank Investor Conference being held in New York City on July 28 and 29, 2015. In attendance from the Company will be President and Chief Executive Officer Martin K. Birmingham, Executive Vice President, Chief Financial Officer and Treasurer Kevin B. Klotzbach and Executive Vice President, General Counsel and Chief Risk Officer William L. Kreienberg. Management will present on July 28 at 1:30 pm eastern time and will be conducting one-on-one meetings with institutional investors and analysts throughout the day to discuss the Company’s growth strategies and recent financial performance. The materials prepared by the Company for use in these meetings are available on the Company’s website at www.fiiwarsaw.com under "News & Events/Presentations." Investors should note that the Company announces material information in SEC filings and press releases. Based on guidance from the Securities and Exchange Commission, the Company may also use the Investor Relations section of its corporate website, www.fiiwarsaw.com, to communicate with investors about the Company. It is possible that the information posted there could be deemed to be material information. The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

July 28, 2015	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer